Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES TAIWAN BOSTON HOUSTON AUSTIN HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES www.duanemorris.com	SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NEWARK LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR OMAN A GCC REPRESENTATIVE OFFICE OF DUANE MORRIS ALLIANCES IN MEXICO AND SRI LANKA

June 2, 2020

StoneMor Partners L.P.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“CFS West Virginia” and together with the Partnership, the “Issuers”), each of the guarantors listed on Annex A hereto (the “Covered Guarantors”) and each of the guarantors listed on Annex B hereto (the “Other Guarantors” and, together with the Covered Guarantors, the “Guarantors”), with respect to the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Issuers and the Guarantors with the Securities and Exchange Commission in connection with (i) the issuance by the Issuers of up to $349,595,841 aggregate principal amount of their 9.875%/11.500% Senior Secured Notes PIK Toggle due 2024 (the “New Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $349,595,841 aggregate principal amount of the Issuers’ outstanding 9.875%/11.500% Senior Secured Notes PIK Toggle due 2024 (the “Old Notes” and, together with the New Notes, the “Notes”) and (ii) the Guarantors’ unconditional guarantees of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The Old Notes were issued and the New Notes will be issued pursuant to an Indenture dated as of June 27, 2019, as supplemented by that certain First Supplemental Indenture dated December 31, 2019, that certain Second Supplemental Indenture dated January 30, 2020 and that certain Third Supplemental Indenture dated April 1, 2020 (as amended from time to time, the “Indenture”), among the Issuers, the Guarantors, the initial purchasers party thereto, and Wilmington Trust, National Association, as trustee and collateral agent. The Indenture provides that it, the Guarantees and the Notes are to be governed by, and construed in accordance with, the laws of the State of New York.

DUANE MORRIS LLP
30 SOUTH 17TH STREET PHILADELPHIA, PA 19103-4196	PHONE: +1 215 979 1000 FAX: +1 215 979 1020

StoneMor Partners L.P.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

June 2, 2020

In rendering the opinions set forth below, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of the opinions expressed below, including originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture, the Notes and such other certificates, laws, statutes, documents and other instruments as we considered appropriate for purposes of the opinions expressed below. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, also relied upon certificates of officers and representatives of the Issuers, the Guarantors and public officials as we have deemed necessary as a basis for such opinions. In connection with rendering the opinions set forth below, we have assumed that: (i) all signatures contained in all documents examined by us are genuine, (ii) all information contained in all documents reviewed by us is true and correct, (iii) the legal capacity of natural persons, (iv) all documents submitted to us as copies conform to the originals of those documents, (v) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and (vi) the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

To the extent that the obligations of the Issuers or the Guarantors under or in respect of the Notes, the Guarantees or the Indenture, as applicable, may be dependent upon such matters, we have assumed for purposes of this opinion that: (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee has been duly qualified to engage in the activities contemplated by the Indenture; (iii) the Indenture has been duly authorized, executed and delivered by each of the parties thereto (other than the Issuers and the Guarantors); (iv) the Indenture constitutes a legal, valid and binding obligation of each of the parties thereto (other than the Issuers and the Guarantors), enforceable against such parties in accordance with its terms; (v) the Trustee is in compliance generally, and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; (vi) the status of the Indenture and the New Notes as legally valid and binding obligations of the parties is not affected by any (A) breaches of, or defaults under, agreements or instruments, (B) violations of statutes, rules, regulations or court or governmental orders, or (C) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities; and (vii) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Based upon and subject to the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that when the New Notes have been duly executed, issued and authenticated in accordance with the Indenture and delivered as contemplated in the Registration Statement, (i) such New Notes will be legally issued and will constitute valid and legally binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms, and (ii) the Guarantees will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject, in each case, to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the

StoneMor Partners L.P.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

June 2, 2020

rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) our expressing no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses contained in the Indenture where the same is contrary to law or public policy, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, or (e) the severability, if invalid, of provisions to the foregoing effect.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the States of California, Connecticut, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, New York, Ohio, Pennsylvania and Virginia (including all applicable statutory provisions and reported judicial decisions interpreting those laws), and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. Although the firm does not maintain an office in the States of Ohio or Connecticut or the Commonwealth of Virginia, various attorneys with the firm are admitted to the practice of law in those jurisdictions.

We are not admitted or qualified to practice law in the jurisdictions listed opposite each Other Guarantor’s name on Annex B attached hereto or in West Virginia, the jurisdiction of formation of CFS West Virginia (together, the “Other Jurisdictions”). Therefore, in rendering our opinions expressed herein, we have relied solely and without independent investigation upon the opinions of counsel to the Other Guarantors and CFS West Virginia, as applicable, copies of which have been filed as Exhibits 5.2 through 5.21 to the Registration Statement, with respect to matters governed by the laws of the Other Jurisdictions. With respect to laws of the Other Jurisdictions, the opinions expressed herein are subject to the same qualifications, assumptions and limitations as set forth in such special counsels’ opinions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

StoneMor Partners L.P.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

June 2, 2020

Very truly yours,

/s/ Duane Morris LLP

Annex A

Covered Guarantors

Guarantor	Jurisdiction of Organization
StoneMor California, Inc.	California
StoneMor California Subsidiary, Inc.	California
Sierra View Memorial Park	California
Willowbrook Management Corp.	Connecticut
Cemetery Management Services, L.L.C.	Delaware
Cornerstone Trust Management Services LLC	Delaware
Cemetery Management Services of Ohio, L.L.C.	Delaware
Plymouth Warehouse Facilities LLC	Delaware
Cornerstone Family Insurance Services, Inc.	Delaware
Cornerstone Funeral and Cremation Services LLC	Delaware
Glen Haven Memorial Park LLC	Delaware
Henlopen Memorial Park LLC	Delaware
Henlopen Memorial Park Subsidiary LLC	Delaware
Lorraine Park Cemetery LLC	Delaware
Osiris Holding Finance Company	Delaware
Osiris Holding of Maryland LLC	Delaware
Perpetual Gardens.Com, Inc.	Delaware
StoneMor Inc.	Delaware
StoneMor LP Holdings LLC	Delaware
StoneMor Operating LLC	Delaware
WNCI LLC	Delaware
StoneMor Florida Subsidiary LLC	Florida
StoneMor Florida LLC	Florida
Lakewood Memory Gardens South LLC	Georgia
Lakewood Memory Gardens South Subsidiary, Inc.	Georgia
StoneMor Georgia LLC	Georgia
StoneMor Georgia Subsidiary, Inc.	Georgia
StoneMor Illinois LLC	Illinois
StoneMor Illinois Subsidiary LLC	Illinois
Bronswood Cemetery, Inc.	Illinois
Cedar Hill Funeral Home, Inc.	Maryland
Columbia Memorial Park LLC	Maryland
Columbia Memorial Park Subsidiary, Inc.	Maryland
Glen Haven Memorial Park Subsidiary, Inc.	Maryland
Lorraine Park Cemetery Subsidiary, Inc.	Maryland
Modern Park Development LLC	Maryland
Modern Park Development Subsidiary, Inc.	Maryland
Osiris Holding of Maryland Subsidiary, Inc.	Maryland
Springhill Memory Gardens LLC	Maryland
Springhill Memory Gardens Subsidiary, Inc.	Maryland
Sunset Memorial Park LLC	Maryland
Sunset Memorial Park Subsidiary, Inc.	Maryland
Wicomico Memorial Parks LLC	Maryland
Wicomico Memorial Parks Subsidiary, Inc.	Maryland
W N C Subsidiary, Inc.	Maryland
Arlington Development Company	New Jersey
Cornerstone Family Services of New Jersey, Inc.	New Jersey
Legacy Estates, Inc.	New Jersey
Osiris Management, Inc.	New Jersey
Osiris Telemarketing Corp.	New York
StoneMor Ohio LLC	Ohio
StoneMor Ohio Subsidiary, Inc.	Ohio
CMS West LLC	Pennsylvania

A-1

CMS West Subsidiary LLC	Pennsylvania
Eloise B. Kyper Funeral Home, Inc.	Pennsylvania
StoneMor Pennsylvania LLC	Pennsylvania
Juniata Memorial Park LLC	Pennsylvania
Laurelwood Holding Company	Pennsylvania
StoneMor Cemetery Products LLC	Pennsylvania
Osiris Holding of Pennsylvania LLC	Pennsylvania
StoneMor Pennsylvania Subsidiary LLC	Pennsylvania
Rolling Green Memorial Park LLC	Pennsylvania
Stephen R. Haky Funeral Home, Inc.	Pennsylvania
StoneMor Holding of Pennsylvania LLC	Pennsylvania
Tioga County Memorial Gardens LLC	Pennsylvania
Woodlawn Memorial Park Subsidiary LLC	Pennsylvania
Forest Lawn Gardens, Inc.	Pennsylvania
Kirk & Nice, Inc.	Pennsylvania
Kirk & Nice Suburban Chapel, Inc.	Pennsylvania
Alleghany Memorial Park LLC	Virginia
Alleghany Memorial Park Subsidiary, Inc.	Virginia
Altavista Memorial Park LLC	Virginia
Altavista Memorial Park Subsidiary, Inc.	Virginia
Augusta Memorial Park Perpetual Care Company	Virginia
Birchlawn Burial Park LLC	Virginia
Birchlawn Burial Park Subsidiary, Inc.	Virginia
Cemetery Investments LLC	Virginia
Cemetery Investments Subsidiary, Inc.	Virginia
Covenant Acquisition LLC	Virginia
Covenant Acquisition Subsidiary, Inc.	Virginia
Henry Memorial Park LLC	Virginia
Henry Memorial Park Subsidiary, Inc.	Virginia
KIRIS LLC	Virginia
KIRIS Subsidiary, Inc.	Virginia
Laurel Hill Memorial Park LLC	Virginia
Laurel Hill Memorial Park Subsidiary, Inc.	Virginia
Loewen [Virginia] LLC	Virginia
Loewen [Virginia] Subsidiary, Inc.	Virginia
Oak Hill Cemetery LLC	Virginia
Oak Hill Cemetery Subsidiary, Inc.	Virginia
PVD Acquisitions LLC	Virginia
PVD Acquisitions Subsidiary, Inc.	Virginia
Rockbridge Memorial Gardens LLC	Virginia
Rockbridge Memorial Gardens Subsidiary Company	Virginia
Rose Lawn Cemeteries LLC	Virginia
Rose Lawn Cemeteries Subsidiary, Incorporated	Virginia
Roselawn Development LLC	Virginia
Roselawn Development Subsidiary Corporation	Virginia
Russell Memorial Cemetery LLC	Virginia
Russell Memorial Cemetery Subsidiary, Inc.	Virginia
Shenandoah Memorial Park LLC	Virginia
Shenandoah Memorial Park Subsidiary, Inc.	Virginia
Southern Memorial Sales LLC	Virginia
Southern Memorial Sales Subsidiary, Inc.	Virginia
Star City Memorial Sales LLC	Virginia
Star City Memorial Sales Subsidiary, Inc.	Virginia
Stitham LLC	Virginia
Stitham Subsidiary, Incorporated	Virginia
Sunset Memorial Gardens LLC	Virginia
Sunset Memorial Gardens Subsidiary, Inc.	Virginia
Temple Hill LLC	Virginia
Temple Hill Subsidiary Corporation	Virginia
Virginia Memorial Service LLC	Virginia
Virginia Memorial Service Subsidiary Corporation	Virginia
Prince George Cemetery Corporation	Virginia

A-2

Annex B

Other Guarantors

Guarantor	Jurisdiction of Organization
StoneMor Alabama LLC	Alabama
StoneMor Alabama Subsidiary, Inc.	Alabama
The Valhalla Cemetery Company LLC	Alabama
The Valhalla Cemetery Subsidiary Corporation	Alabama
StoneMor Arkansas Subsidiary LLC	Arkansas
StoneMor Colorado LLC	Colorado
StoneMor Colorado Subsidiary LLC	Colorado
StoneMor Hawaiian Joint Venture Group LLC	Hawaii
StoneMor Hawaii LLC	Hawaii
StoneMor Hawaii Subsidiary, Inc.	Hawaii
StoneMor Indiana LLC	Indiana
StoneMor Indiana Subsidiary LLC	Indiana
Chapel Hill Funeral Home, Inc.	Indiana
Covington Memorial Funeral Home, Inc.	Indiana
Covington Memorial Gardens, Inc.	Indiana
Forest Lawn Memorial Chapel, Inc.	Indiana
Forest Lawn Memory Gardens, Inc.	Indiana
StoneMor Iowa LLC	Iowa
StoneMor Iowa Subsidiary LLC	Iowa
StoneMor Kansas LLC	Kansas
StoneMor Kansas Subsidiary LLC	Kansas
StoneMor Kentucky LLC	Kentucky
StoneMor Kentucky Subsidiary LLC	Kentucky
Chapel Hill Associates, Inc.	Michigan
StoneMor Mississippi LLC	Mississippi
StoneMor Mississippi Subsidiary LLC	Mississippi
StoneMor Missouri LLC	Missouri
StoneMor Missouri Subsidiary LLC	Missouri
StoneMor North Carolina LLC	North Carolina
StoneMor North Carolina Funeral Services, Inc.	North Carolina
StoneMor North Carolina Subsidiary LLC	North Carolina
StoneMor Oklahoma LLC	Oklahoma
StoneMor Oklahoma Subsidiary LLC	Oklahoma
StoneMor Oregon LLC	Oregon
StoneMor Oregon Subsidiary LLC	Oregon
StoneMor Puerto Rico LLC	Puerto Rico
StoneMor Puerto Rico Subsidiary LLC	Puerto Rico
StoneMor Puerto Rico Cemetery and Funeral, Inc.	Puerto Rico
Osiris Holding of Rhode Island LLC	Rhode Island
Osiris Holding of Rhode Island Subsidiary, Inc.	Rhode Island
StoneMor South Carolina LLC	South Carolina
StoneMor South Carolina Subsidiary LLC	South Carolina
Lakewood/Hamilton Cemetery LLC	Tennessee
Lakewood/Hamilton Cemetery Subsidiary, Inc.	Tennessee
StoneMor Tennessee Subsidiary, Inc.	Tennessee
StoneMor Washington, Inc.	Washington
StoneMor Washington Subsidiary LLC	Washington
Cornerstone Family Services of West Virginia LLC	West Virginia
StoneMor Wisconsin LLC	Wisconsin
StoneMor Wisconsin Subsidiary LLC	Wisconsin

B-1